EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Current Report on Form 8-K of Massey Energy Company of our report dated August 21, 2000, with respect to the combined financial statements of Massey Energy Company as of October 31, 1999 and 1998 and for the three year period ended October 31, 1999, included in the Proxy Statement/Information Statement of Fluor Corporation (now named Massey Energy Company), dated November 1, 2000.

     We also consent to the incorporation by reference of our report dated August 21, 2000, with respect to the combined financial statements of Massey Energy Company as of October 31, 1999 and 1998 and for the three year period ended October 31, 1999 incorporated by reference in this Current Report on Form 8-K, in the Registration Statements pertaining to: Form S-3 No. 333-71047 for the issuance of senior debt securities; Form S-8 No. 333-23809 for the 1997 Fluor Restricted Stock Plan for Non-Employee Directors; Form S-8 No. 333-37153 for the Fluor Executive Deferred Compensation Program; Form S-8 No. 333-18151 for the 1996 Fluor Executive Deferred Compensation Program; Form S-8 No. 333-18151 for the 1996 Fluor Executive Stock Plan; Form S-8 No. 33-58557 for the Fluor Corporation Stock Plan for Non-Employee Directors; Form S-8 No. 33-31440 for the 1988 Fluor Executive Stock Plan; and Form S-8 No. 333-40372 for the 1999 Fluor Corporation Executive Performance Incentive Plan.


                                            /s/ ERNST & YOUNG LLP


Richmond, Virginia
December 14, 2000